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                                    Exhibit 4.2

                          PLEDGE AND SECURITY AGREEMENT

                  This Pledge and Security Agreement (this "Agreement") is made and entered into as of this 17th day of March 2000, by and between Hawaiian Natural Water Company, Inc., a Hawaii corporation ("Grantor"), on the one hand, and Daniel Gabriel, Patricia Gabriel and David Smith, individuals (collectively, "Pledgees"), on the other hand. This Agreement shall become effective at the effective time (the "Effective Time") of the Merger (as defined below).

                  WHEREAS, Pledgees are collectively the holders of the entire equity interest in Aloha Water Company, Inc., a Hawaii corporation ("Aloha"); and

                  WHEREAS, at the Effective Time, Pledgees will transfer the entire equity interest in Aloha to Grantor by means of a merger (the "Merger") of Aloha with and into a wholly owned subsidiary of Grantor, which subsidiary shall be the surviving corporation (the "Surviving Corporation") in the Merger (with its name changed to "Aloha Water Company, Inc."); and

                  WHEREAS, as partial consideration in the Merger, Grantor will issue to Pledgees collectively a certain promissory note of Grantor (the "Note") in the original principal amount of $500,000, a copy of such Note being attached hereto and made a part hereof; and

                  WHEREAS, in order to induce Pledgees to consummate the Merger and to accept the Note, Grantor has agreed to grant Pledgees the security interest provided for herein as security for Grantor's obligations under the Note;

                  NOW, THEREFORE, in consideration of the premises and in order to induce Pledgees to consummate the Merger and to accept the Note, Grantor hereby agrees with Pledgees as follows:

                  1. GRANT OF SECURITY INTEREST. As of the Effective Time, Grantor hereby assigns, pledges and grants to Pledgees collectively a continuing first priority security interest in the following collateral (the "Collateral"):
(i) an aggregate of 1,000 shares (the "Pledged Shares") of Common Stock of the Surviving Corporation, constituting all of the issued and outstanding shares of capital stock of the Surviving Corporation, and (ii) all dividends or distributions thereon or proceeds thereof.

                  2. DELIVERY OF CERTIFICATES AND INSTRUMENTS. At the Effective Time, Grantor shall deliver to Daniel Gabriel, as Pledge and as agent on behalf of all Pledgees, stock certificate(s) representing the Pledged Shares, accompanied by duly executed instruments of transfer. Mr. Gabriel shall be entitled to hold same, solely as agent on behalf of Pledgees, pending the occurrence of an Event of Default (as defined below). Upon payment of the Note in full, Mr. Gabriel, as agent on behalf of Pledgees, shall promptly redeliver to Grantor all such certificate(s) and shall execute any such instruments of transfer as may be reasonably requested by Grantor in order to reconvey to Grantor and evidence Grantor's absolute ownership of all of the Collateral.

                   3. GRANTOR'S RIGHTS AS OWNER. Notwithstanding anything to the contrary contained herein, prior to the occurrence of an Event of Default hereunder, Grantor shall be, and shall be entitled to exercise all of the rights of, the absolute owner of the Collateral, except as otherwise provided herein, including the right to vote and to receive dividends on the Pledged Shares (subject to the restrictions contained in the Note).

                  4. SECURITY FOR OBLIGATIONS. This Agreement secures the payment obligations of Grantor to Pledgees under the Note. Pledgees rights hereunder shall be secured equally and ratably, in accordance with their interests in the Note. In the event of any foreclosure on the Note as provided


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below, the Pledged Shares shall be distributed to Pledgees pro rata in accordance with their then interests in the Note.

         4. TRANSFERS AND OTHER LIENS. Grantor shall not, without the prior written consent of Pledgees: (i) sell, assign or otherwise dispose of, or grant any option with respect to, the Pledged Shares, or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance (collectively, "Liens") upon or with respect to the Pledged Shares, except for the Lien created by this Agreement and any Lien which may subsequently be granted by Grantor to a lender on all of Grantor's assets, including the Pledged Shares, provided that any such Lien shall be made expressly subordinate to the Lien created hereby and any such lender shall expressly acknowledge Pledgees rights hereunder.

                  5. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default hereunder (an "Event of Default"):
(i) any breach by Grantor of its obligations under Section 4 hereof, which breach has not been cured within 10 business days following written notice thereof from Pledgee; or (ii) any Acceleration under the Note (as defined in Section 6 thereof).

                  6. REMEDY UPON DEFAULT.

                           (a) Upon the occurrence of an Event of Default hereunder, Pledgees shall be entitled to foreclose on the Collateral (a "Foreclosure") by transferring the Pledged Shares into the names of Pledgees, and the Pledged Shares shall thereupon become the property of Pledgees, free and clear of any rights of Grantor therein, whereupon all obligations of Grantor to Pledgees under the Note shall be deemed satisfied, except as provided in Section 6(c) hereof.

                           (b) The right of Foreclosure provided for in Section 6(a) hereof shall be Pledgees' sole remedy hereunder upon the occurrence of an Event of Default; provided, however, that the foregoing shall not affect any other rights or remedies Pledgees may have as set forth in the Note.

                           (c) Upon any Foreclosure of the Pledged Shares as provided in Section 6(a) hereof, Grantor shall be obligated to repay or redeliver to the Surviving Corporation, within 30 days after the date of any Foreclosure, all dividends or distributions received from the Surviving Corporation while the Note was outstanding, irrespective of whether or not any such dividend or distribution was made with, or required, the consent of Pledgees. In the case of any distribution of property, Grantor shall redeliver such property in kind, except as otherwise agreed between the parties, but shall not be obligated to compensate the Surviving Corporation for the use thereof or for any change in the condition thereof due to normal wear and tear.

                  7. NOTICES. In the event that any notice or other communication is to be sent pursuant to this Note, such notice shall be in writing, sent by facsimile or by certified mail, return receipt requested, or delivery in person (including, without limitation, by Federal Express or similar service), addressed as follows, or to such other address as a party may notify the others in accordance with the provisions hereof:

                  If to Grantor, to:

                                    Hawaiian Natural Water Company, Inc.
                                    98-746 Kuahao Place
                                    Pearl City, Hawaii  96782
                                    Facsimile: (808) 483-0536
                                    Attn: Marcus Bender, President

                  If to Pledgees, to them at their respective addresses or facsimile numbers set forth on Schedule I hereto.


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         All notices, payments, and other communications hereunder shall be deemed given when faxed or delivered, or three days following deposit in the United States mails, if mailed, in accordance with this Section.

                  8. ACTION BY MAJORITY IN INTEREST; AGENT FOR PLEDGEES. By acceptance of the security interest granted hereby, each of Pledgees grees that wherever this Agreement permits or requires any action to be taken or foregone at the election of Pledgees, such action may be taken (or foregone) at the election of a majority in interest of Pledgees, and all Pledgees agree to be bound by any such election. Pledgees further agree that Daniel Gabriel may act as agent for all Pledgees hereunder, unless and until a different agent is named with the consent of the majority in interest of Pledgees, and that Mr. Gabriel shall not be liable to any other Pledgee for any acts or omissions taken or omitted by him in the good faith exercise of his duties hereunder.

                  9. FURTHER ASSURANCES. Grantor hereby agrees to execute and deliver promptly to or for the benefit of Pledgees any and all other instruments and documents that Pledgees may reasonably request in order to perfect the security interest granted hereby. Upon payment of the Note in full, Pledgees hereby agree to execute and deliver promptly to or for the benefit of Grantor any and all other instruments and documents that Grantor may reasonably request in order to release the security interest granted hereby and to reconvey to Grantor all right and title to the Collateral, free and clear of the security interest granted hereby.

                  10. COUNTERPARTS. This Agreement, and any amendments, waivers, consents or supplements hereto, may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

                  11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii, without giving effect to the conflicts of laws principles thereof.


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                  IN WITNESS WHEREOF, the parties have cause this Agreement to be executed and delivered as of the date first above written.

                      HAWAIIAN NATURAL WATER COMPANY, INC.

                                            By: /s/ MARCUS BENDER
                                                    -------------
                                                    Marcus Bender, President


                                            THE PLEDGEES:

                                            /s/ DANIEL GABRIEL
                                                --------------
                                                Daniel Gabriel

                                            /s/ PATRICIA GABRIEL
                                                ----------------
                                                 Patricia Gabriel

                                            /s/ DAVID SMITH
                                                -----------
                                                 David Smith


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